UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 18, 2016

CYPRESS SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10079	94-2885898
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

198 Champion Court San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 943-2600

(Registrant's Telephone Number, Including Area Code)

(Former name, former address, and formal fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

x	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

Executive Performance-Based Cash Incentive Plan for Fiscal Year 2016

On February 18, 2016, the Compensation Committee of the Board of Directors (the “Committee”) of Cypress Semiconductor Corporation (the “Company”) approved the 2016 Cypress Incentive Plan (“CIP”).   The CIP is designed to tie executive compensation to the Company’s achievement of certain financial and strategic objectives and the executive’s achievement of individual performance goals.  The CIP provides for a cash bonus calculated as a percentage of the executive officer’s base salary.  For fiscal 2016, the incentive target award opportunity remained the same as the five last years at 175% of base salary for our chief executive officer and at 80% of base salary for all of our other named executive officers (NEOs).

Individual payments under the CIP are calculated using the following formula:

Base Salary	X	Incentive Target	X	Funding %	X	Individual Goal Achievement %

The Funding % is calculated based on the achievement of certain financial targets and strategic corporate objectives. Plan objectives and results align with the Company’s forecast and results plus publicly reported quarterly/annual results unless specifically approved otherwise by the Compensation Committee.  For fiscal 2016, the payment of performance-based cash incentives is based on the achievement, on a quarterly and annual basis, of the following financial and strategic objectives with the following weighting:

Revenue	EPS	Corporate Strategic Objectives
35%	35%	30%

The individual goal component is based on the achievement of individual performance goals.  For all executive officers, achievement of each goal is measured on a scale of 0% achievement to 125% achievement.  Individual goal achievement % is capped at 125%.

[signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2016CYPRESS SEMICONDUCTOR CORPORATION

By:   /s/ Thad Trent

Thad Trent

Executive Vice President, Finance and Administration

and Chief Financial Officer